UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

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FORWARD PROFIT INVESTING LLC

(Exact Name of Registrant as Specified in its Governing Instruments)

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38 West 32nd Street, Suite 1600
New York, NY 10001
(212) 465-9100

(Address, including Zip Code, and Telephone Number, including
Area Code, of Registrant's Principal Executive Offices)

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SHAHN C. ANDERSEN
BARRY LEON
38 West 32nd Street, Suite 1600
New York, NY 10001
(212) 465-9100

(Name, Address, including Zip Code, and Telephone Number,
including Area Code, of Agent for Service)

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Copies of communications to:

DARIAN B. ANDERSEN
GENERAL COUNSEL, PC
1015 Waterwood Parkway. Suite G-A1
Edmond, OK 73034
TELEPHONE NO.: (405) 330-2235
FACSIMILE NO.: (405) 330-2236

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act of 1934, as amended, or the Exchange Act.

Large accelerated filer: ☐	Accelerated filer: ☐
Non-accelerated filer: (Do not check if a smaller reporting company) ☐	Smaller reporting company: ☑

CALCULATION OF REGISTRATION FEE

Title of class of securities to be registered	Dollar Amount to be registered	Proposed maximum price per unit (3)	Proposed maximum aggregate offering price (2)	Amount of registration fee (1)
Forward Profit Bonds	$10,000,000.00	$500.00	$10,000,000.00	$1,007.00

(1)   Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended.

(2)   Calculated pursuant to Rule 457(o) of the Securities Act of 1933, as amended.

The Forward Profit Bonds are not traded on any national exchange. The offering price of the Forward Profit Bonds has been determined as a standard unit price intended to be used on all properties. Company management chose $500 as the offering price because it can be used to standardize the use of Forward Profit Bonds on dissimilar properties.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

This registration statement and the prospectus herein covers the registration of $10,000,000 in Forward Profit Bonds offered by the Company.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion, Dated October 16, 2015

Item 1. Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges.

PROSPECTUS SUMMARY

This prospectus relates to the offer and sale of $10,000,000 in Forward Profit Bonds of Forward Profit Investing, LLC (the “Company”), offered by the Company (the “Units”). The Company will offer the Forward Profit Bonds at a price of $500.00 per bond, with a minimum purchase of Five Thousand Dollars ($5,000.00). There is no public trading of the Forward Profit Bonds contemplated.

The maximum number of Units that can be sold pursuant to the terms of this offering by all the selling shareholders is $10,000,000 in bonds. Funds received from the sale of bonds by the Company will be immediately available to the Company.

The offering will terminate twelve (12) months from the date that the registration statement relating to the bonds is declared effective, unless earlier fully subscribed or terminated by the Company. The Company intends to maintain the current status and accuracy of this prospectus and to allow the Company to offer and sell the bonds for a period of up to one (1) year, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission. All costs incurred in the registration of the Units are being borne by the Company.

The objective of the Company is to invest the proceeds of the sale of the bonds in real property and improve it using bond funds, mortgage loans and investor funds. The Company is offering the bonds to provide a reasonable return to the bond investors while protecting their investment by the equity ownership of the Company. The Company has earmarked the proceeds from rents to provide the investors with their bond payments.

This summary does not contain all the information that you should consider before investing in the Company’s Forward Profit Bonds. You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision.

The principle executive officers of the Company are:

Shahn Andersen

388 Broadway

New York, NY 10013

917-627-6454

Barry Leon

38 West 32nd Street, Suite 1600

New York, NY 10001

212-465-9100

RISK FACTORS

An investment in the Company’s Forward Profit Bonds involves risks. You should carefully consider and evaluate all of the information in this prospectus, including the risk factors listed below before deciding to purchase a Forward Profit Bond from the Company.

The Company was formed in New York on March 19, 2009. It has no significant financial resources and no revenues to date. The likelihood of its success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by small developing companies starting new business enterprises in highly competitive environments. The Company has no operating history upon which an evaluation of its future success or failure can be made.

On December 31, 2014, we had no cash on hand. Because we are a startup company and are yet to attain profitable operations, in their report on our financial statements for the year ended December 31, 2014, our independent auditors included an explanatory paragraph in their audit opinion regarding substantial doubt about our ability to continue as a going concern. Our financial statements contain additional footnote disclosures describing management’s assessment of our ability to continue as a going concern.

The Company depends on the cash flow generated by leases with tenants. Therefore, its revenue and profitability depend upon how well it manages its multi-family apartment buildings. Some of the factors that may affect its performance and, therefore, its operating results, include:

•	the strength of the general economy,
•	the condition of credit markets may affect its ability to obtain or refinance mortgages on its properties,
•	the conditions in the specific markets in which it has multi-family apartment buildings, such as whether there is an oversupply of apartments for rent or less demand for such products.
•	how attractive its multi-family apartment buildings are to consumers,
•	how well is manages its properties and whether its properties meet consumer demand,
•	how its properties compete against other multi-family apartment buildings,
•	the lease rates charged its apartments, and
•	whether general economic factors such as inflation or market conditions cause either (1) an increase in operating costs that it is not able to pass on fully to its rental tenants or (2) a reduction in the operating margins of its properties.

The terms of leases may not necessarily reflect fair market value or terms. The Company currently owns no multi-family apartment buildings. The Company can only generate revenues if the leases in place when it purchases new properties remain in effect or it is able to sign new leases at similar or better terms. The payments the Company is required to make under its Forward Profit Bonds are based upon the historical and projected operating and financial performance of the multi-family apartment buildings it will acquire with the proceeds. The Company cannot be sure, however, that in the future its properties will meet the operating and financial performance projected at the time of their purchase. If its properties fail to meet such projected operating and financial performance, it could have a material adverse effect on its financial condition and results of operations. By owning facilities that provide residential living spaces, the Company is exposed to certain risks of liability. It currently maintains liability insurance intended to cover such claims. Company management believes the insurance it carries is adequate based on the nature of the risks and industry standards.

The Company depends on key personnel. While the Company’s management believes that it will be able to find replacements for any departing key personnel, the loss of their services could have an adverse effect on its operations.

The Company’s management believes the Company may need to raise additional funds through public or private debt or sale of equity to achieve its current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to the Company's interests. The capital requirements to implement the Company’s business strategy will be significant. Moreover, in addition to monies needed to continue operations over the next twelve months, the Company’s management anticipates requiring additional funds in order to execute its plan of operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to the Company’s management. There can be no assurance that the Company will be able to obtain financing if and when it is needed on terms deemed acceptable.

If the Company is unable to obtain financing on reasonable terms, it could be forced to delay or scale back its plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on its business, operating results, or financial condition.

Item 2. Determination of Offering Price

The offering price of the Forward Profit Bonds has been determined arbitrarily by Company management. The offering price of $500 was chosen because it can be used to standardize the use of Forward Profit Bonds on dissimilar properties. The number of Forward Profit Bonds that can be offered for a property for a particular month can be determined by dividing the net income for that month by $500. In determining the number of bonds to be offered and the offering price Company management took into consideration its cash on hand and the amount of money it would need to implement its business plans.

Item 3. Dilution.

Since this offering is for Forward Profit Bonds for the future profits of the Company, and not for shares in the Company, there will be no dilution for investors of the value of their investment.

Item 4. Selling Security Holders.

There will be no selling security holders at the time of this offering or throughout the time period of the offering.

Item 5. Plan of Distribution.

This is a self-underwritten offering. This Prospectus permits Company officers and employees to sell the units directly to the public, with no commission or other remuneration payable to them for any units they may sell. Mr. Andersen and Mr. Leon will sell the units and intend to offer them to friends, family members and business acquaintances and by direct mail and online advertising to prospective investors. In offering the securities on the Company’s behalf, officers and employees of the Company will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Mr. Andersen and Mr. Leon will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.	Mr. Andersen, Mr. Leon and any employees authorized by the Company to sell securities are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,
b.	They will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
c.	They are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and
d.	They meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

The Company’s officers, directors, control persons and affiliates do not intend to purchase any units in this offering. There are no plans or arrangements to enter into any contracts or agreements to market or sell the units with a broker, dealer or agent. While no plans or arrangements currently exist to market or sell the units with a broker, dealer or agent, it is possible that a broker, dealer, or agent may participate in the distribution of the units. If this does occur then that broker, dealer, or agent may receive compensation in the form of commissions from the Company. Under no circumstances will the Company pay more than an 8% commission for the sale of any units. No FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

Item 6. Use of Proceeds.

Assuming the sale of all of the units offered herein, of which there is no assurance, the net proceeds from this Offering will be approximately $10,000,000. The proceeds are expected to be disbursed, in the priority set forth below, during the first twenty-four (24) months after the successful completion of the Offering:

Administration and Office Rent	96,000
Legal and Accounting	30,000
Payroll	360,000
Marketing	240,000
Capital For Acquisitions	9,274,000

Total Use of Net Proceeds	$10,000,000

The Company will establish a separate bank account and all proceeds will be deposited into that account. The Company will not require full funding to implement its complete business plan. The Company will establish a threshold minimum amount for investment.

Item 7. Selected Financial Data.

	2014	2013

For the year ended:
Revenues	$—	$—
Net income	$—	$—

As of December 31:
Total assets	$—	$—
Total members’ capital	$—	$—

Item 10. General Information as to the Registrant.

Company Name and Form of Organization

Forward Profit Investing LLC was formed on March 19, 2009 in the State of New York. The Company’s organization documents are renewed at the required intervals in the State of New York. The Company plans to engage in the acquisition and management of multi-family rental properties, hotels, and other cash flowing investment properties and to offer the future profits of its properties to investors through the use of Forward Profit Bonds. The Company intends to use the net proceeds from this offering to acquire properties and for operating expenses. The governing instruments of the Company do not provide for annual or other meetings of investors.

Item 11. Policy With Respect To Certain Activities

Senior Securities

The Company will not issue senior securities. The Company will offer only the Forward Profit Bonds being offered in this offering.

Borrowing Money

Mr. Andersen and Mr. Leon will obtain real estate secured by loans with mortgages to purchase real property and may use the proceeds of the Forward Profit Bonds toward such purchase(s).

Making Loans To Other Persons

The Company will not make loans to other persons.

Investing in Other Securities

The Company will not invest in other securities.

Underwriting Securities of Other Issuers

The Company will not underwrite securities of other issuers.

Engaging in the Purchase and sale of Investments

The Company will not engage in the purchase and sale of investments.

Offering Securities In Exchange For Property

The Company will not offer securities in exchange for property.

Repurchase or Otherwise Reactivate Shares or Other Securities

The Company will not repurchase or otherwise reactivate shares or other securities.

Annual Reports to Security Holders

The Company will provide annual reports to each of its security holders. The annual reports will be provided online for each security holder detailing their holdings, and the value of the asset by which their securities are secured.

Item 12. Investment Policies of Registrant

Investments in Real Estate

The Company's strategy is to invest exclusively in real estate in the United States, with a particular focus on large metropolitan cities with a population over 500,000. The Company will invest in office buildings, apartment buildings, hotels, shopping centers, industrial and commercial properties, special purpose buildings and vacant land. Each property will be purchased with a first mortgage which will be the only debt on the property. It is the strategy of the Company to acquire assets primarily for capital gain. Each property will generally have a first mortgage of between 70-80% of the purchase price of the property. The remaining 20% to 30% of the purchase price of the property and reserves will be comprised of equity from Forward Profit Bonds and from the initial equity investment of Mr. Andersen and Mr. Leon. Mr. Andersen and Mr. Leon will each contribute $25,000 towards the purchase of each new property from their own funds.

Investments in Real Estate Mortgages

The Company will not invest in real estate mortgages.

Investments in Other Securities

The Company will not invest in other securities.

Item 13. Description of Properties, Real Estate

Current Properties Held

Mr. Leon currently owns a 60-unit multifamily building at 475 Washington Avenue in Brooklyn, New York The building has a current fair market value of over $35 million and currently there is a first mortgage on the property of $17.5 million. All initial investment in Forward Profit Bonds will be secured by the equity Mr. Leon holds in 475 Washington Avenue by agreement between his 475 Washington Owners LLC and Forward Profit Investing LLC. At such point as Mr. Andersen and Mr. Leon have added additional properties to in the Company's inventory, the Forward Profit Bonds placed on 475 Washington Avenue will be transferred to new properties.

Item 14. Operating Data

The occupancy rate of 475 Washington Avenue over the last five years has been over 95% each year. There are no tenants that occupy more than 10% of the rentable square footage in the building. There are no businesses in the building. It is entirely residential. The rent per square foot for each of the free market units varies between $38 PSF and $44 PSF. Each of the rental leases in the building is for a twelve month term, and all of them are subject to turnover or lease renewal in the next twelve months.

Item 15. Tax Treatment of Registrant and Its Security Holders.

The securities being offered by the Company are taxed as regular income and subject to state and federal taxes as regular income.

Item 16. Dividends and Related Investor Matters.

The securities being offered by the Company do not provide dividends and do not provide voting rights for investors.

Item 17. Description of Securities to be Registered.

The securities being offered by the Company are Forward Profit Bonds. The Forward Profit Bonds being offered consist of 20,000 bonds for the cash flow generated by 475 Washington Avenue in Brooklyn, New York, and/or additional future properties the Company will acquire. Each Forward Profit Bond will receive interest payments from the net profit from the cash flow generated from the management and rental of apartment(s), hotel rooms, and other Company real property. Each bond will be offered for $500. The Company will collect the revenue generated by each property, pay the expenses incurred in the management of the property, and then pay the interest due on each outstanding Forward Profit Bond. Any difference between the net revenue stipulated in the bond and the actual net revenue generated will be paid from Company reserves set aside for such shortfalls, or from other resources available to the Company. Any overage between the net revenues paid to bond holders and the actual net revenue will be paid to Company reserves. Bond Holders will be offered a return on investment that ranges from 6% - 8% per year paid on a monthly basis, from the cash flow of the property. Forward Profit Bonds will be offered for ten year periods. Investment returns offered will not be compounded on an annual basis, as they are paid out of monthly by electronic funds transfer (to Bond Holders' Bank Accounts) over the terms of the bonds. 475 Washington Avenue will be identified as the first property the revenues of which all initial bonds will be paid, but it is expected that new properties will be found and identified with the obligation to pay for all bonds. Bond holders will be notified in writing of the address and cash flow information of a new property before the Forward Profit Bond is moved to that new property. The Company retains the right at any time or from time to time to change which property is identified with each bond as long as the bond holder is notified in writing. Each Forward Profit Bond will be a binding obligation of the Company and be backed by the equity of the Company. Although the bonds are not secured by the real property identified with their repayment, the ownership of the Company with be the guarantee of the return on the bonds.

Item 18. Legal Proceedings.

Forward Profit Investing LLC is not currently involved in any legal proceedings and Company management is not aware of any pending or potential legal actions.

Item 19. Security Ownership of Certain Beneficial Owners and Management.

Management will retain 100% ownership of the Company, and no shares of the Company are being offered as part of this offering. Management will not enter into any Forward Profit Bonds with the Company individually, and will not participate in the Forward Profit Bonds being offered. Mr. Andersen owns 60% of the Company, and Mr. Leon owns 40% of the Company. The Forward Profit Bonds are secured by the equity ownership of the Company, but so long as payments of interest and principal on the bonds are paid as provided in the bonds, bondholders will not have an equity position with the Company. Only on failure by the Company to fulfill its obligation to pay interest on the Forward Profit bonds will the equity ownership of the Company become a pledge or equity interest on the part of the bond holders.

Item 20. Directors and Executive Officers

The directors and officers of Forward Profit Investing LLC are as follows:

Name & Address	Age	Position
Shahn Andersen	40	Co-President and Co-CEO
388 Broadway
New York, NY 10013

Barry Leon	62	Co-President and Co-CEO
38 West 32nd Street, Suite 1600
New York, NY 10001

The foregoing persons are promoters of Forward Profit Bonds, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933, both of whom are the executive officers of the Company:

Shahn Andersen

Barry Leon

Mr. Andersen currently devotes 15-20 hours per week to Company matters. After receiving funding per the Company’s business plan, Mr. Andersen intends to devote as much time as necessary to manage the affairs of the Company. Mr. Leon currently devotes 15-20 hours per week to Company matters. After receiving funding per the Company’s business plan, Mr. Leon intends to devote as much time as necessary to manage the affairs of the Company.

No executive officer or director of the Company has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the Company has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

Item 21. Executive Compensation

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by the Company during the year ended December 31, 2014 in all capacities for the accounts of its executives.

Summary Compensation Table

Name &				Other
Principal Position	Year	Salary	Bonus	Compensation
S. Andersen	2014	-0-	-0-	-0-
President
B. Leon	2014	-0-	-0-	-0-
President

Option Grants Table.

There were no individual grants of stock options to purchase the Company’s common stock made to the executive officer named in the Summary Compensation Table through June 30, 2015.

Long-Term Incentive Plan (“LTIP”) Awards Table.

There were no awards made to either named executive officer in the last completed fiscal year under any LTIP.

Employment Agreements

The Company does not have an employment agreement with its officers. Mr. Andersen currently devotes 15-20 hours per week to company matters. He has agreed to work with no remuneration until such time as the Company receives sufficient revenues necessary to provide management salaries. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

Item 22. Certain Relationships

There have not been any purchases or sales of assets to the Company from Mr. Andersen or Mr. Leon outside of the ordinary course of business.

Item 23. Management and Custody of Registrants Investments

Management plans for the Company to retain and manage 475 Washington Avenue, Brooklyn, New York and use the capital generated by the Forward Profit Bonds to purchase real estate similar to the properties that have been owned and managed by the owners of the Company in approximately 30 other ventures in the past. The Company itself has not yet owned and managed properties. Management of all properties owned by the Company will be done primarily by Mr. Andersen and Mr. Leon. Properties will be purchased with conventional commercial multi-family mortgage financing.

Item 24. Policies with Respect To Certain Transactions

The governing instruments of the Company limit the Company to the purchase, management, sale, and refinance of real estate. No other businesses shall be undertaken by the Company.

Item 25. Limitations of Liability

The governing instruments of the Company limit the liability of company members only inasmuch as the provisions of the NY State Limited Liability law and under the jurisdiction of the Securities Act of 1933.

Item 26. Financial Statements and Information.

The following should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus.

Financial Statements Table of Contents

Forward Profit Investing, LLC

Balance Sheets
As of June 30, 2015 and December 31, 2014

(Unaudited)

	June 30, 2015	December 31, 2014
ASSETS

Total assets	$—	$—

LIABILITIES AND MEMBERS’ CAPITAL

Total liabilities	$—	$—

Commitments and contingencies

Members’ capital
Members’ contribution	2,225	2,225
Accumulated deficit	(2,225)	(2,225)
Total members’ capital	—	—

Total liabilities and members’ capital	$—	$—

See accompanying notes to the financial statements.

Forward Profit Investing, LLC
Statements of Operations
For the Six Months Ended June 30, 2015 and 2014

(Unaudited)

For the Six Months Ended June 30,
	2015	2014

Revenue	$—	$—

Operating expenses	—	—

Net income	$—	$—

See accompanying notes to the financial statements.

Forward Profit Investing, LLC
Statements of Cash Flows

For the Six Months Ended June 30, 2015 and 2014

(Unaudited)

For the Six Months Ended June 30,
	2015	2014

Cash flows from operating activities:
Net income	$—	$—
Net cash provided by operating activities	—	—

Net increase in cash	—	—

Cash and cash equivalents, beginning of period	—	—

Cash and cash equivalents, end of period	$—	$—

Supplemental cash flow disclosures:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

See accompanying notes to the financial statements.

Forward Profit Investing, LLC
Notes to Financial Statements

(Unaudited)

NOTE 1- ORGANIZATION AND DESCRIPTION OF BUSINESS

Forward Profit Investing, LLC (the “Company”) was organized in the State of New York on March 19, 2009 as a holding company that will own one or more companies that purchase and manage real estate. The Company will focus primarily on multi-family apartment buildings, hotels, and other cash flowing investment properties. The Company will collect the money generated by these properties, pay the expenses incurred, and then provide the remaining profits up to the full amount of the interest due on the bonds to investors via Forward Profit Bonds. The primary industry of focus will be the real estate industry.

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

Interim Financial Statements

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements of the Company for the year ended December 31, 2014 and notes thereto. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.

Use of estimates

In preparing the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates, required by management, include the recoverability of long-lived assets and the valuation of inventories. Actual results could differ from those estimates. There are no assets and liabilities as of June 30, 2015 and December 31, 2014.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investment with original maturities of three months or less to be cash and cash equivalents.

Fair Value of Financial Instruments

The Company’s financial instruments may include cash and cash equivalents, short-term investments, accounts receivable, accounts payable and liabilities to banks and shareholders. The carrying amount of long-term debt to banks approximates fair value based on interest rates that are currently available to the Company for issuance of debt with similar terms and remaining maturities. The carrying amounts of other financial instruments approximate their fair value because of short-term maturities.

Accounting for Income Taxes

The Company elected to be taxed as a partnership under the Internal Revenue Code. The Company pays no U.S. taxes on its earnings. The Company’s net earnings are passed through to the Company members and, as such, reports no income tax expense or liability.

New accounting pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on the Company’s financial position, operations or cash flows.

Subsequent Events

The Company has evaluated all transactions from June 30, 2015 through the financial statement issuance date for subsequent event disclosure consideration.

NOTE 3 - GOING CONCERN

The Company has not generated any operating revenue and expects to generate operating losses, which raises substantial doubt about its ability to continue as a going concern. In view of these matters, its ability to continue as a going concern is dependent upon its ability to meet its financial requirements, raise additional capital, and the success of its future operations.

NOTE 4 – MEMBERS’ CAPITAL

The Company is owned 60% by Shahn Andersen and 40% by Barry Leon.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of

Forward Profit Investing, LLC
New York, New York

We have audited the accompanying balance sheets of Forward Profit Investing, LLC as of December 31, 2014 and 2013, and the related statements of operations, changes in members’ capital, and cash flows for each of the years then ended. Forward Profit Investing, LLC’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Forward Profit Investing, LLC as of December 31, 2014 and 2013, and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Forward Profit Investing, LLC will continue as a going concern. As discussed in Note 3 to the financial statements, Forward Profit Investing, LLC has not generated any operating revenue that raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas

September 8, 2015

Forward Profit Investing, LLC
Balance Sheets
As of December 31, 2014 and 2013

	2014	2013
ASSETS

Total assets	$—	$—

LIABILITIES AND MEMBERS’ CAPITAL

Total liabilities	$—	$—

Commitments and contingencies

Members’ capital
Members’ contribution	2,225	2,225
Accumulated deficit	(2,225)	(2,225)
Total members’ capital	—	—

Total liabilities and members’ capital	$—	$—

See accompanying notes to the financial statements.

Forward Profit Investing, LLC
Statements of Operations
For the Years Ended December 31, 2014 and 2013

	2014	2013

Revenue	$—	$—

Operating expenses	—	—

Net income	$—	$—

See accompanying notes to the financial statements.

Forward Profit Investing, LLC
Statements of Changes in Members’ Capital

For the Years Ended December 31, 2014 and 2013

	Members’	Accumulated
	Contribution	Deficit	Total

Balance at December 31, 2012	$2,225	$(2,225)	$—

Net income	—	—	—

Balance at December 31, 2013	2,225	(2,225)	—

Net income	—	—	—

Balance at December 31, 2014	$2,225	$(2,225)	$—

See accompanying notes to the financial statements.

Forward Profit Investing, LLC
Statements of Cash Flows

For the Years Ended December 31, 2014 and 2013

	2014	2013

Cash flows from operating activities:
Net income	$—	$—
Net cash provided by operating activities	—	—

Net increase in cash	—	—

Cash and cash equivalents, beginning of year	—	—

Cash and cash equivalents, end of year	$—	$—

Supplemental cash flow disclosures:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

See accompanying notes to the financial statements.

Forward Profit Investing, LLC
Notes to Financial Statements

NOTE 1- ORGANIZATION AND DESCRIPTION OF BUSINESS

Forward Profit Investing, LLC (the “Company”) was organized in the State of New York on March 19, 2009 as a holding company that will own one or more companies that purchase and manage real estate. The Company will focus primarily on multi-family apartment buildings, hotels, and other cash flowing investment properties. The Company will collect the money generated by these properties, pay the expenses incurred, and then provide the remaining profits to investors via Forward Profit Bonds. The primary industry of focus will be the real estate industry.

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

Use of estimates

In preparing the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates, required by management, include the recoverability of long-lived assets and the valuation of inventories. Actual results could differ from those estimates. There are no assets and liabilities as of December 31, 2014 and 2013.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investment with original maturities of three months or less to be cash and cash equivalents.

Fair Value of Financial Instruments

The Company’s financial instruments may include cash and cash equivalents, short-term investments, accounts receivable, accounts payable and liabilities to banks and shareholders. The carrying amount of long-term debt to banks approximates fair value based on interest rates that are currently available to the Company for issuance of debt with similar terms and remaining maturities. The carrying amounts of other financial instruments approximate their fair value because of short-term maturities.

Forward Profit Investing, LLC

Notes to Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounting for Income Taxes

The Company elected to be taxed as a partnership under the Internal Revenue Code. The Company pays no U.S. taxes on its earnings. The Company’s net earnings are passed through to the Company members and, as such, reports no income tax expense or liability.

New accounting pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on the Company’s financial position, operations or cash flows.

Subsequent Events

The Company has evaluated all transactions from December 31, 2014 through the financial statement issuance date for subsequent event disclosure consideration.

NOTE 3 - GOING CONCERN

The Company has not generated any operating revenue and expects to generate operating losses, which raises substantial doubt about its ability to continue as a going concern. In view of these matters, its ability to continue as a going concern is dependent upon its ability to meet its financial requirements, raise additional capital, and the success of its future operations.

NOTE 4 – MEMBERS’ CAPITAL

The Company is owned 60% by Shahn Andersen and 40% by Barry Leon.

Item 28. Interests of Named Experts and Counsel.

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

The Company’s financial statements for the years ended December 31, 2014 and 2013 included in this prospectus have been audited by GBH CPAs, PC, 6002 Rogerdale Road, Suite 500, Houston, Texas 77072. Telephone (713) 482-0000 and relied upon as experts in accounting and auditing.

The Company includes the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

The Law Office of Darian B. Andersen, General Counsel, PC, 1015 Waterwood Parkway, Suite G A-1, Edmond, Oklahoma 73034, Telephone (405) 330-2235, has passed upon the validity of the Forward Profit Bonds being offered and certain other legal matters and is representing the Company in connection with this offering.

Item 29A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities.

The Company’s directors and officers are indemnified as permitted by New York Statutes and the Company’s Operating Agreement. The Company has agreed to indemnify its officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to its officers and controlling persons pursuant to the provisions described above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the Company’s payment of expenses incurred or paid by its officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

20,000 BONDS

FORWARD PROFIT INVESTING LLC

FORWARD PROFIT BONDS

The securities being offered by the Company are Forward Profit Bonds. The Forward Profit Bonds being offered consist of 20,000 bonds for the cash flow generated by 475 Washington Avenue in Brooklyn, and additional future properties the Company will acquire. Each Forward Profit Bond will cover a portion of the net profit from an apartment, hotel room, or other real property that the Company invests in. Each bond will be offered for $500. The Company will collect the revenue generated by each property, pay the expenses incurred by it, and then pay the return from each outstanding Forward Profit Bond from the profits of that particular property for that particular time period. Any difference between the net revenue stipulated in the contract and the actual net revenue generated will be paid from company reserves set aside for such shortfalls, or from other resources available to the Company. Any overage between the net revenues paid to bond holders and the actual net revenue will be paid to company reserves. Investors will be offered a return on investment that ranges from 6% - 8% per year paid on a monthly basis, depending on the cash flow of the property securing the bond. Forward Profit Bonds will be offered for ten year periods. Investment returns offered will not be compounded on an annual basis, as they are paid out monthly over the term of the bond. 475 Washington Avenue will be the identified as the property securing all initial bonds, but it is expected that new properties will be found and all bonds will be transferred to these new properties. Bond holders will be notified in writing of the address and cash flow information of a new property before the Forward Profit Bond is moved to that new property. The Company can at any time or from time to time change which property is identified with each bond as long as the bond holder is notified in writing. Each Forward Profit Bond will be a binding obligation of the Company and be backed by all of the assets of the Company.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is: October 16, 2015

20,000 UNITS

FORWARD PROFIT INVESTING LLC

FORWARD PROFIT BONDS

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR INFORMATION THAT HAS BEEN PROVIDED TO YOU BY COMPANY MANAGEMENT. THE COMPANY HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL FORWARD PROFIT BONDS AND IS NOT SOLICITING AN OFFER TO BUY FORWARD PROFIT BONDS IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Date of This Prospectus Is: October 16, 2015

Item 27. Management’s Discussion and Analysis of Financial Condition

This section of the Registration Statement includes a number of forward-looking statements that reflect the current views of Company management with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the predictions of Company management.

Plan of Operation

The Company currently had no cash balance. If the Company experiences a shortage of funds prior to funding it may utilize funds from Mr. Andersen, its president, who has informally agreed to advance funds to allow it to pay for offering costs, filing fees, and professional fees, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to the Company. In order to achieve its business plan goals, the Company will need the funding from this offering. It is an early stage company and has generated no revenue to date.

The Company’s plan of operation for the twenty-four months following the date of this prospectus is to purchase as many properties as it can reasonably manage with the funds generated by the Forward Profit Bonds.

As previously stated in the “Summary Information” of this document. The Company expects to use the vast majority of the proceeds of this offering to purchase properties that it will then manage in the most profitable way.

The Company expects to lease or sub-lease inexpensive temporary office space in the first six months of operations, and to expand into larger offices when necessary. The Company’s office payroll budget will be used to hire an office manager in the first six months that will be responsible for operations, and thereafter a sales director and a marketing director. Total expenditures over the first 24 months are therefore expected to be $726,000, with administration and office rent accounting for $96,000; legal and accounting costing $30,000; office payroll requiring $360,000 and $240,000 being spent on direct marketing to consumers.

Disagreement with Accountants

Company management has no disagreements with its accountants.

Transactions with Related Persons, Promoters and Certain Control Persons

Mr. Shahn Andersen, the President and CEO of Forward Profit Investing LLC, owns 60% of the Company and Mr. Leon owns 40% of the Company. Mr. Andersen, will not be paid for any underwriting services that he performs on the Company’s behalf with respect to this offering. Mr. Andersen will also not receive any interest on any funds that he advances to the Company for offering expenses prior to the offering being closed. Any funds loaned will be repaid from the proceeds of the offering.

PART II -- INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 28. Other Expenses of Issuance And Distribution.

All amounts are estimates other than the Commission’s registration fee. The Company is paying all expenses of the offering listed above.

Securities and Exchange Commission registration fee	$1,172
Accounting fees and expenses	$2,000
Legal fees	$1,500
Preparation and EDGAR conversion fees	$1,300
Printing	$1,294
Total	$7,266

Item 29. Sales to Special Parties.

There have been no sales of securities by the Company to special parties within the past six months.

Item 30. Recent Sales of Unregistered Securities.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

No unregistered securities have been sold.

Item 31. Indemnification of Directors And Officers.

The Company’s director and officer are indemnified as provided by New York Statutes and its Operating Agreement. The Company has agreed to indemnify each of the Company’s directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Company directors, officers and controlling persons pursuant to the provisions described above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the Company’s payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Company has been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of the Company directors, officers, or controlling persons in connection with the securities being registered, the Company will, unless in the opinion of its legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. The Company will then be governed by the court’s decision.

Item 32. Documents and Exhibits.

EXHIBITS

Exhibit 3.1	Articles of Organization
Exhibit 3.2	Operating Agreement
Exhibit 23.1	Opinion and Consent of Counsel
Exhibit 23.2	Consent of Independent Auditor
Exhibit 99.1	Example Forward Profit Bonds

Item 33. Undertakings.

UNDERTAKINGS

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The issuer is subject to Rule 430C (ss. 230. 430C of this chapter): Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form S-11 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of New York, New York, on October 16, 2015.

Forward Profit Investing LLC

/s/ Shahn Andersen

By: Shahn Andersen

(Co-President and Co-CEO)

Forward Profit Investing LLC

/s/ Barry Leon

By: Barry Leon

(Co-President and Co-CEO)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shahn Andersen and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of FORWARD PROFIT INVESTING LLC.) to sign any or all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed below by the following persons in the capacities and on October 16, 2015.

/s/ Shahn Andersen	October 16, 2015
Shahn Andersen, Co-President and Co-CEO	Date

/s/ Barry Leon	October 16, 2015
Barry Leon, Co-President and Co-CEO	Date